Exhibit 99.3

Viasystems/DDi Merger

Joint Conference Call Script for Investors

Conference Call – Wednesday, April 4, 2012

8:30 am EDT / 7:30 am CDT

Operator:

Good morning everyone and welcome to the joint Viasystems - DDi conference call. [Housekeeping remarks].

At this time, I’d like to turn the call over to Kelly Wetzler. Please go ahead.

IR Representative (Kelly Wetzler)

Good morning and thank you for joining today’s conference call. Participating in today’s call will be the CEO of Viasystems, David Sindelar and the CEO of DDi, Mikel Williams. I would also like to refer the audience to an investor presentation that provides more details about the transaction. The presentation is available on Viasystems’ website, at www.viasystems.com and has also been filed with the SEC as an 8-K.

Before we begin, please be advised that during this call, the companies will be making forward-looking statements. I wish to remind you that any forward-looking information we provide is given in reliance upon the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. The comments we will make today are management’s best judgment based on information currently available. Actual results could differ materially from any implied projections due to one or more of the factors explained in Form 10-K and other documents that both companies file with the Securities and Exchange Commission. Viasystems and DDi do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or other circumstances.

I’ll now turn the call over to Dave . . .

Dave Sindelar:

Thanks, Kelly. . . and good morning everyone.

As announced this morning, we have reached a definitive agreement to acquire DDi Corp. This transaction combines two leading providers of high-end printed circuit boards, and, as stated in our press release, creates a clear leader in the PCB and related electro-mechanical solutions industries with global capabilities and scale.

DDi is a North American-based, technology-driven provider of high mix, low volume PCB manufacturing solutions. The Company specializes in engineering and fabrication of complex multi-layer PCBs on a quick-turn basis, with lead times as short as 24 hours. DDi has an impressive roster of over 1,000 customers with no single customer representing more than 5% of sales. In addition, the Company has a market leading position as a trusted supplier to the military and aerospace market.

At a high level, the acquisition of DDi combines two market leaders in the PCB industry and strengthens Viasystems’ presence in the mil/aero and industrial & instrumentation markets.

The combination enhances both companies’ ability to offer full product life cycle capabilities to existing customers, from quick turn and prototyping through medium and high volume manufacturing, over a broader geographic footprint. From a financial perspective, the transaction will be immediately accretive to Viasystems’ Adjusted EPS, even without considering synergies

Following the closing of the transaction, the combined company will have nearly 16,000 employees and manufacturing floor space exceeding 4.3 million square feet in China and 1.0 million square feet in North America.

The transaction is subject to government approval and a DDi shareholder vote. We expect the transaction to close during late second quarter or early third quarter of this year. Under the terms of the agreement, each DDi shareholder will receive $13.00 per share in cash. The total enterprise value is $268 million, which is net of DDi’s cash plus debt assumed.

This transaction allows Viasystems, already a leading market player in the automotive segment, to increase its presence and share in the mil/aero market and the growing I&I market, thereby improving Viasystems’ end market diversification. Further, we believe that Viasystems’ North American medium-volume assets will better enable the combined company to serve customers in the attractive mil/aero industries.

With double the sales force, we see significant opportunities to cross-sell products to Viasystems’ and DDi’s current customers. The combined company will be able to offer its respective customers an attractive and seamless path from low to high volumes in both North America and Asia. This acquisition will allow us to leverage DDi’s high-mix / low-volume commercial customers into our large-scale production capabilities and strong presence in Asia. This will diversify our business over a larger customer base and create cross-selling opportunities for DDi customers looking to transition products to higher volumes in low cost geographies. In addition, DDi’s customers who are focused on keeping their manufacturing here in the United States but require higher volume production capabilities than DDi provides today can leverage Viasystems’ existing capabilities in the United States.

The combined company also leverages both Viasystems’ and DDi’s technology expertise. We maintain a similar reputation and philosophy for on-time delivery and commitment to quality. DDi adds best-in-class capabilities in quick-turn, prototyping and pre-production manufacturing and further extends Viasystems’ product offering with the addition of flex and rigid-flex PCBs.

The strategic fit couldn’t be better. Both companies have a similar business approach and corporate culture, and the name DDi is well-known and respected across the industry landscape. DDi has an excellent management team and an outstanding workforce.

Further, the addition of DDi strengthens Viasystems’ financial model and enables the Company to achieve even higher levels of profitability and cash generation. DDi has consistently generated among the highest gross profit and operating margins in the industry. For the fiscal year ended December 31, 2011, DDi generated $263 million of revenue and adjusted EBITDA of $35 million. The revenue by end market was 33% from mil/aero, 33%

from I&I, 19% from Communications and 15% from what we would refer to as Computer / Datacom. Based on the results for the twelve months ended December 31, 2011 for Viasystems and DDi, on a pro forma basis, the combined operation would have had over $1.3 billion of revenue, and, excluding any cost synergies, pro forma Adjusted EBITDA would have been approximately $183 million. Adjusted EBITDA is defined as operating income adjusted to exclude charges for depreciation, amortization, stock-based compensation, restructuring and impairment costs, and costs related to acquisitions and equity registrations.

We expect the combined business to capitalize on the mutual strengths of both organizations. These respective strengths and the increased scale of the Company allow for the elimination of redundant corporate infrastructure and improved manufacturing efficiencies. This will enable us to realize at least $10 million in annualized expense synergies within 6 months after closing. Further, both Viasystems and DDi have significant net operating losses in the U.S. and Canada which should unlock previously unrecognized tax benefits. We believe that there are also revenue synergies due to the cross-selling opportunities I mentioned earlier that the combined company will be able to achieve.

I would like to now discuss the financing of the transaction and our capital structure thoughts going forward. We have received committed financing from Goldman Sachs, Wells Fargo and Stifel Financial, so there is no financing contingency related to this deal. Including an estimate of $10 million of synergies, pro forma net debt will be 2.4x 2011 pro forma adjusted EBITDA and total debt will be 2.8x pro forma 2011 adjusted EBITDA. Prior to closing, we expect to access the debt capital markets to not only finance the transaction with new debt but to also put us in a position to consider refinancing our existing 12% senior secured notes which carry a face value of $220 million. This should enable us to reduce our overall cost of capital. We expect that the cash flow profile of the combined company will enable us to deleverage and to drive an increased return on capital.

Viasystems has a proven track record of business integration. Our last acquisition was of Merix in 2010, and is a great example of our ability to acquire and quickly integrate companies to the benefit of our customers, employees and shareholders. In that transaction, we were able to exceed all preliminary expectations with regard to the level of synergies and the time required to achieve them. We are going to approach the integration of this transaction in the same manner and are highly confident in our ability to do so in a very efficient manner. In our diligence process, we were able to spend time with each of DDi’s senior management team as well as the managers of each plant. It is clear that DDi has a talented team and we are excited about working with them to make this transition a smooth one.

Before turning it over to Mikel to say a few words, I would like to take a moment to recognize Mikel and his team for their contributions to the success of DDi. Mikel and his team have built a company that has competed successfully against larger manufacturers and has consistently provided its customers with best-in-class technology, products and service. We look forward to having the DDi team join Viasystems.

Mikel?

Mikel Williams

Thank you Dave,

The DDi team is very excited about this transaction. We believe this transaction enables our shareholders to realize significant value. We believe that our two businesses are extremely complementary and we believe that Viasystems is the ideal partner for DDi’s customers, suppliers and employees. We are confident that the Viasystems platform will allow us to take the DDi quick-turn and military and aerospace businesses to new levels. We have also identified other high-growth applications where our combined quick-turn and high-volume capabilities will lead to exciting new business opportunities. Despite the well-publicized report of reduced defense spending, there is an increased focus on investing in technologies for reconnaissance and intelligence, next-generation communications, and advanced aerospace and weapons systems applications, all of which require increasingly sophisticated PCBs.

I can share with all of you that our board of directors and senior management unanimously support this transaction. We believe this is clearly in the interests of our shareholders today as well as the long-term interests of the employees and customers. Further, note that our board membership reflects a significant ownership interest and we have signed voting support reflecting approximately 23 percent of our ownership.

Clearly, this combination capitalizes on our mutual strengths, including our high quality, specialized technologies, deep and diverse customer relationships, and proven operational capabilities. I believe that with the expanded resources and capabilities that will be available through the joining of Viasystems and DDi, our growth will accelerate, and we will build a sustainable business for the long term.

Now, we will open the call for your questions. Operator?

Q&A

Closing (following Q&A)

Operator turns the call back over to Mr. Sindelar.

David Sindelar:

Thank you again for joining us today, and for your questions. We’re confident in our plan to integrate our businesses and unlock tremendous value, creating opportunities for employees, customers and stakeholders with a financially stronger, more competitive enterprise. Mikel, do you have anything to add?

Mikel Williams:

We’re excited about the possibilities for this merger, and look forward to working toward its completion. And, thank you to everyone for joining us this morning.

Forward-Looking Statements:

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Viasystems and DDi separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems and DDi regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Viasystems nor DDi undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Viasystems, Inc. for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (“SEC”) on February 15, 2012, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of DDi for the year ended December 31, 2011, which was filed with the SEC on February 17, 2012, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

DDi Corp. intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Viasystems Group, Inc.. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by contacting DDi by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by telephone at (714) 688-7200.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012 and in its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents can be obtained free of charge by visiting the SEC’s web site at www.sec.gov, by mailing Viasystems at 101 South Hanley Road, St. Louis, MO

63105, Attention: Investor Relations Department or by visiting Viasystems’ corporate web site at www.Viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, and from DDi by telephone at (714) 688-7200, or by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by going to DDi’s annual meeting website atwww.ddiglobal.com/annualmeeting. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

U.S. Internal Revenue Service (IRS) Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.